ATOMIC BURRITO, INC.
                        COMPUTATION OF EARNINGS PER SHARE
                                   (UNAUDITED)

                                                           Three Months Ended
                                                                 March 31
                                                           2000          1999
                                                      ------------   -----------
BASIC EARNINGS PER SHARE:
Net income                                            $ (135,329)   $   161,797
Dividends on preferred stock                                   -         (3,204)
                                                      ------------  ------------
Net income applicable to
    common stock                                      $ (135,329)   $   158,593
                                                      ============  ============

Shares used in computing basic earnings
    per share                                          4,277,313      3,734,721
                                                      ============  ============

Basic earnings per common share                       $     (.03)   $     0.042
                                                      ============  ============

DILUTED EARNINGS PER SHARE:
Net income                                            $      N/A    $   161,797
                                                      ============  ============

Shares used in computing basic earnings
    per share                                                  *      3,734,721

Effect of shares issuable under conversion
    of preferred stock                                         *         49,422

Effect of shares issuable under common stock
    warrants under treasury stock method                       *         94,160

Effect of shares issuable under common stock
    options using treasury stock method                        *         63,552
                                                      ------------   -----------

Shares used in computing diluted earnings
    per share                                                  *              -
                                                      ------------   -----------

Diluted earnings per common share                     $       N/A    $      .03
                                                      ============   ===========
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* Anti-dilutive